Tarsus Pharmaceuticals, Inc. Reports Full-Year 2020 Financial Results and Business and Clinical Updates

Enrollment complete for Saturn-1, first TP-03 pivotal trial for the treatment of Demodex blepharitis; initiation of Saturn-2 expected in Q2 2021

Strategic partnership with LianBio in March 2021 for TP-03 in Greater China provides Tarsus with $70 million expected during next 12 months and up to $130 million in future years, plus double-digit royalties and equity in LianBio

Cash and cash equivalents of $168 million as of December 31, 2020

IRVINE, Calif., March 31, 2021 (GLOBE NEWSWIRE) -- Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS), a late clinical-stage biopharmaceutical company whose mission is to focus on unmet needs and apply proven science and new technology to revolutionize treatment for patients, starting with eye care, today announced financial results and certain business and clinical updates for the year ended December 31, 2020.

“Since completing our successful IPO in October of last year, we continue to make important clinical progress with our lead program, TP-03, which is currently being evaluated in the Saturn-1 pivotal Phase 2b/3 trial for Demodex blepharitis, a disease for which there are currently no FDA-approved treatments,” said Bobak Azamian, MD, PhD, CEO, Tarsus Pharmaceuticals, Inc. “Our recent strategic partnership with LianBio for TP-03 in Greater China also expands our global reach to the second largest healthcare market in the world, while also providing significant non-dilutive funding. This will further allow for our advancement of pipeline, including TP-04 and TP-05, each focused on areas of high unmet medical need in MGD, rosacea, Lyme disease, and malaria.”
Recent Business Highlights and Corporate Update:

•In March 2021, Tarsus announced its strategic partnership to develop and commercialize TP-03 in Greater China (PRC, Hong Kong, Taiwan, and Macau) for the treatment of Demodex blepharitis and Meibomian Gland Disease (MGD), eye conditions with significant unmet treatment needs. In this arrangement, LianBio obtained exclusive TP-03 development and commercialization rights to Greater China. In return, LianBio will (i) pay Tarsus $25 million by June 30, 2021 and up to $175 million in clinical, regulatory, and sales milestones, (ii) pay Tarsus tiered low double-digit royalties on sales of TP-03 in Greater China, and (iii) grant Tarsus a minority equity stake in LianBio Ophthalmology.

Tarsus expects to receive $70 million from these contractual milestones during the next 12 months.

•In December 2020, Tarsus had a Type C meeting with the United States Food and Drug Administration (FDA) for TP-03 in the treatment of Demodex blepharitis. This meeting confirmed the planned new drug application (NDA) pathway with respect to the data and information required in the NDA filing.

•In December 2020, Tarsus announced that it was added to the broad-market Russell 3000® Index and the small-cap Russell 2000® Index as part of its periodic rebalancing.

•Beginning in the fourth quarter of 2020, Tarsus further expanded its management team and expertise of its Board of Directors:
◦Appointed Bryan Wahl, M.D., J.D. as General Counsel. Dr. Wahl has over 15 years of broad legal experience, including significant intellectual property (IP), corporate, and transactional expertise.
◦Appointed Dianne Whitfield as Chief Human Resources Officer. Ms. Whitfield has more than 20 years of experience in human resources, including over a decade of management and leadership experience in the life sciences industry.
◦Appointed Wendy L. Yarno to the Board of Directors and its Audit Committee. Ms. Yarno has more than 30 years of experience in the biopharmaceutical industry, both as a public company director and product commercialization leader, including 26 years at Merck & Co. Inc.
Full-Year 2020 Financial Results:
•Full year net loss for 2020 was $26.8 million, compared to $4.7 million in 2019.
•Full year research and development expenses for 2020 were $18.8 million, compared to $3.2 million in 2019.
•Full year general and administrative expenses for 2020 were $8.2 million, compared to $1.1 million in 2019.
•As of December 31, 2020, cash and cash equivalents were $168.1 million.

About Tarsus Pharmaceuticals, Inc.
Tarsus Pharmaceuticals, Inc. is a late clinical-stage biopharmaceutical company that applies proven science and new technology to revolutionize treatment for patients, starting with eye care. It is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. Its lead product candidate, TP-03, is a novel therapeutic in Phase 2b/3 that is being developed for the treatment of Demodex blepharitis and Meibomian Gland Disease.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the receipt by Tarsus of payments and achievement and timing of milestones under the terms of the collaboration, the ability of LianBio to commercialize TP-03 in the Greater China territory, the market size for TP-03, future events and Tarsus’ plans for and the anticipated benefits of its product candidates including TP-03, the timing, objectives and results of the clinical studies and anticipated regulatory and development milestones and the quotations of Tarsus’ management. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: Tarsus has incurred significant losses and negative cash flows from operations since inception and anticipates that it will continue to incur significant expenses and losses for the foreseeable future; Tarsus may need to obtain additional funding to complete the development and any commercialization of its product candidates, if approved; Tarsus is heavily dependent on the success of its lead product candidate, TP-03 for the treatment of Demodex blepharitis; the COVID-19 pandemic may affect Tarsus’ ability to initiate and complete preclinical studies and clinical trials, disrupt regulatory activities, disrupt manufacturing and supply chain or have other adverse effects on Tarsus’ business and operations; even if TP-03 or any other product candidate that Tarsus develops receives marketing approval, Tarsus may not be successful in educating eye care physician and the market about the need for treatments specifically for Demodex blepharitis and or other diseases or conditions targeted by Tarsus’ products; the development and commercialization of Tarsus products is dependent on intellectual property it licenses from Elanco Tiergesundheit AG; Tarsus will need to develop and expand the company and Tarsus may encounter difficulties in managing its growth, which could disrupt its operations; the sizes of the market opportunity for Tarsus’ product candidates, particularly TP-03 for the treatment of Demodex blepharitis and MGD, have not been established with precision and may be smaller than estimated; the results of Tarsus’ earlier studies and trials may not be predictive of future results; any termination or suspension of, or delays in the commencement or completion of, Tarsus’ planned clinical trials could result in increased costs, delay or limit its ability to generate revenue and adversely affect its commercial prospects; and if Tarsus is unable to obtain and maintain sufficient intellectual property protection for its product candidates, or if the scope of the intellectual property protection is not sufficiently broad, Tarsus’ competitors could develop and commercialize products similar or identical Tarsus’ product. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, which Tarsus incorporates by reference into this press release, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:
SuJin Oh
Shop PR
(917) 841-5213
soh@shop-pr.com

Investor Contact:
Patti Bank
Westwicke Partners, an ICR company
(415) 513-1284
IR@tarsusrx.com

TARSUS PHARMACEUTICALS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development	$18,826	$3,162
General and administrative	8,172	1,136
Total operating expenses	26,998	4,298
Loss from operations before other income (expense) and income taxes	(26,998)	(4,298)
Other income (expense):
Interest income (expense), net	188	(40)
Loss on extinguishment of convertible notes	—	(255)
Change in fair value of derivative liabilities	—	(76)
Total other income (expense)	188	(371)
Provision for income taxes	(1)	(1)
Net loss and comprehensive loss	$(26,811)	$(4,670)
Net loss per share attributable to common stockholders, basic and diluted	$(4.32)	$(1.98)
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	6,207,367	2,362,768

TARSUS PHARMACEUTICALS, INC.
BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$168,129	$57,952
Restricted cash	20	20
Other receivables	20	36
Prepaid expenses	2,486	22
Total current assets	170,655	58,030
Property and equipment, net	548	154
Operating lease right-of-use assets	688	126
Other assets	81	6
Total assets	$171,972	$58,316
LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued liabilities	$4,347	$520
Accrued payroll and benefits	1,040	299
Total current liabilities	5,387	819
Other long-term liabilities	605	100
Total liabilities	5,992	919
Commitments and contingencies
Series A Preferred Stock, $0.0001 par value; no shares authorized, issued and outstanding at December 31, 2020; 1,575,030 shares authorized, issued and outstanding at December 31, 2019; liquidation preference of $3,650 at December 31, 2019	—	3,564
Series B Preferred Stock, $0.0001 par value; no shares authorized, issued and outstanding at December 31, 2020; 6,731,649 shares authorized and 6,674,909 shares issued and outstanding at December 31, 2019; liquidation preference of $60,010 at December 31, 2019	—	59,838
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 and no shares authorized at December 31, 2020 and December 31, 2019, respectively; no shares issued and outstanding at December 31, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 20,502,576 shares issued and 20,323,201 outstanding, which excludes 179,375 shares subject to repurchase at December 31, 2020; 2,650,919 shares issued and 2,646,619 outstanding, which excludes 4,300 shares subject to repurchase at December 31, 2019	4	2
Additional paid-in capital	198,821	27
Accumulated deficit	(32,845)	(6,034)
Total stockholders’ equity (deficit)	165,980	(6,005)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$171,972	$58,316